Exhibit 32

                          ASPEN EXPLORATION CORPORATION

                   Certification pursuant to 18 U.S.C. ss.1350


     To my knowledge: the quarterly report on Form 10-QSB for the quarter ended September 30, 2005, containing financial statements for the quarter then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Aspen Exploration Corporation for the periods presented.



November 10, 2005



/s/ Robert A. Cohan
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Robert A. Cohan, Chief Executive Officer,
Chief Financial Officer